EX-3.3

                                        February 8, 1994


          Mr. Thomas O. Barnes
          Senior Vice President
          Barnes Group, Inc.
          123 Main Street
          P. O. Box 1560
          Bristol, CT  06011

          Dear Tom:

               A power of attorney executed by Wallace Barnes on February 1, 1994 giving you the power to vote Barnes Group stock is enclosed. This replaces the power of attorney sent to you by my letter dated December 22, 1993. This new power of attorney includes language to make it clear that it does not apply to shares of Barnes Group which Wally is entitled to vote in his capacity as a fiduciary.

               Please return the power of attorney enclosed with my December 22nd letter to me in the enclosed envelope.

                                        Sincerely,

                                        /s/ Charles E. Drummey

                                        Charles E. Drummey

          cc:  Mr. Wallace Barnes

                              DURABLE POWER OF ATTORNEY
                              -------------------------

               KNOW ALL MEN BY THESE PRESENTS, which are intended to constitute a power of attorney with respect to the matters set forth herein:

               That I, WALLACE BARNES, of Bristol, Connecticut, do hereby appoint THOMAS O. BARNES of Bristol, Connecticut, my attorney-in-fact to: appear and vote, and otherwise act as my proxy or representative in respect to such number of shares of common stock of barnes Group, Inc. as I may be entitled to vote at any and all meetings of stockholders or otherwise, except any shares which I am entitled to vote in my capacity as a fiduciary, and for such purpose to sign and execute any proxies or other instruments in my name and on my behalf. My attorney-in-fact shall have full and unqualified authority to delegate any or all of the foregoing powers to any person or persons whom my attorney-in-fact shall select. I hereby ratify and confirm all that said attorney or substitutes do or cause to be done. This Power of Attorney shall not be affected by my subsequent disability or incompetence.

               IN WITNESS WHEREOF, I have hereunto signed my name this 1st
                                                                       ---
          day of February, 1994.
                 --------
                                        PRINCIPAL:
                                        /s/ Wallace Barnes
                                        ---------------------------------
                                        Wallace Barnes

          Attested and subscribed in the
          presence of the principal and
          subsequent to the principal's
          subscribing the same:
          /s/ Michele Tuninsky
          --------------------------------
          Michele Tuninsky
          /s/ Marie Raymond-Begin
          --------------------------------
          Marie Raymond-Begin

          STATE OF CONNECTICUT          :
                                        :    ss:  Bristol  February 1, 1994
          COUNTY OF HARTFORD            :

               The foregoing power of attorney with provisions for survival of authority was acknowledged before me this 1st day of February,
                                                       ---        --------
          1994 by Wallace Barnes.
                  --------------        /s/ Joanne C. M. Feinberg
                                        ---------------------------------
                                        Notary Public
                                        Joanne C. M. Feinberg
                                        Notary Public
                                        My Commission Expires July 31, 1998